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                     DAIMLER-BENZ AUTO GRANTOR TRUST 1997-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: AUGUST 1999
DISTRIBUTION DATE: 9/20/99


STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT                                                    Per $1,000 of Original
                                                                                                         Class A/Class B
                                                                                                        Certificate Amount
                                                                                                        ------------------
      (i) Principal Distribution
          Class A Amount                                                        $13,778,013.46            $20.970482
          Class B Amount                                                           $649,225.78            $20.970482

     (ii) Interest Distribution
          Class A Amount                                                         $1,105,492.56             $1.682587
          Class B Amount                                                            $52,091.27             $1.682587

    (iii) Monthly Servicing Fee                                                    $191,336.17             $0.278114
                                                                                   -----------
          Monthly Supplemental Servicing Fee                                             $0.00             $0.000000
          Class A Percentage of the Servicing Fee                                  $182,726.04             $0.278114
          Class A Percentage of the Supplemental Servicing Fee                           $0.00             $0.000000
          Class B Percentage of the Servicing Fee                                    $8,610.13             $0.278114
          Class B Percentage of the Supplemental Servicing Fee                           $0.00

     (iv) Class A Principal Balance (end of Collection Period)                 $205,493,237.53
          Class A Pool Factor (end of Collection Period)                             31.276586%
          Class B Principal Balance (end of Collection Period)                   $9,682,927.73
          Class B Pool Factor (end of Collection Period)                             31.276586%

      (v) Pool Balance (end of Collection Period)                              $215,176,165.26

     (vi) Class A Interest Carryover Shortfall                                           $0.00
          Class A Principal Carryover Shortfall                                          $0.00
          Class B Interest Carryover Shortfall                                           $0.00
          Class B Principal Carryover Shortfall                                          $0.00

    (vii) Amount Otherwise Distributable to the Seller that is Distributed to
          Either the Class A or Class B Certificateholders                               $0.00             $0.000000


   (viii) Balance of the Reserve Fund Property (end of Collection Period)
          Class A Amount                                                         $6,879,784.34
          Class B Amount                                                                 $0.00

     (ix) Aggregate Purchase Amount of Receivables repurchased by the Seller
          or the Servicer                                                                $0.00
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